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                                                                 EXHIBIT 10.66


                              EMPLOYMENT AGREEMENT


                  This Agreement is made as of the 1st day of January, 1998, between Pennsylvania Real Estate Investment Trust ("PREIT") and Raymond J. Trost ("Employee").

                             Background of Agreement


                  Employee has, since 1983, served PREIT in various capacities, including since 1994 as Manager of PREIT's multi-family properties, and is currently serving as Vice President-Asset Management. The parties are entering into this Agreement to set forth their understandings with respect to the continued employment of Employee.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants herein contained, agree as follows:




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                  1. Employment. PREIT hereby employs the Employee, and the
Employee hereby accepts employment, upon the terms and conditions set forth herein.

                  2. Duties. Employee shall serve PREIT in the position of Vice President-Asset Management with duties and responsibilities generally consistent with those currently performed or in such other capacity as shall be determined by the Board of Trustees and as shall be consistent with Employee's skills and experience. Employee shall devote his entire business time, attention and best efforts to the performance of his duties hereunder and shall not, during the term of his employment, be engaged in any other business activity (whether or not such business activity is pursued for gain, profit or other pecuniary advantage) that would interfere with the services to be rendered by Employee hereunder. However, this provision shall not prevent Employee from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which investments are made.

                  3. Term. The term of employment hereunder shall expire on December 31, 1999. Upon the expiration of such period, the term of employment shall be automatically extended for successive of terms of one year each, unless either party gives the other not less than one hundred eighty (180) days written notice prior to the expiration of the term of its or his intention not to extend the term of such employment. If such notice is given, the term of employment shall terminate at the end of the then current term.

                  4. Basic Compensation. PREIT agrees to pay and Employee agrees to accept, as the basic compensation for all services to be rendered by Employee hereunder, the sum of One Hundred Thousand Dollars ($100,000) per annum, payable in approximately equal weekly, bi-monthly or monthly installments. The Board of Trustees of PREIT (or any committee of the Board thereunto authorized), in its sole discretion, may increase (but not decrease) the annual basic compensation payable hereunder at any time or times during the term hereof.

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                  5. Working Facilities and Expenses. PREIT shall furnish
Employee with appropriate office space and other facilities and services suitable to his employment hereunder and adequate for the performance of his duties. PREIT shall also pay directly or reimburse to Employee all business-related expenses incurred in the course of his duties hereunder against receipt of verification thereof.

                  6. Termination of Employment. In addition to the provisions of
Section 3 hereof, Employee's employment:

                           6.1 May be terminated by PREIT for "good cause." The
term "good cause" shall mean (I) dishonesty; (ii) conduct on the part of Employee intended to or likely to injure the business of PREIT; (iii) Employee's
(a) indictment for a crime involving moral turpitude relating to his employment or (b) conviction for a crime involving moral turpitude not involving employment, whether or not an appeal shall be pending; (iv) insobriety repeated after notice to Employee by PREIT; or (v) a material failure of Employee to perform or observe the provisions of this Agreement (other than by reason of illness or incapacity) which persists for more than ten (10) days after written notice is given to Employee describing such failure.

                           6.2 May be terminated by PREIT in the event that
Employee shall become disabled, as set forth in and pursuant to the notice provisions of Section 8 hereof.

                           6.3 Shall be terminated upon the death of Employee.

                           In the event that Executive's employment is
terminated pursuant to this Section 6, PREIT shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, if any, and expense reimbursements) accrued as of the date of such termination in accordance with United States generally accepted accounting principles, as conclusively determined in the absence of manifest error by PREIT's auditors.


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                  7. Termination Without Cause. In the event that Executive's employment is terminated for any reason other than pursuant to Sections 6.1, 6.2 and 6.3, PREIT shall pay Executive, in a single lump sum, all of the consideration provided for in Section 4 in respect of the remainder of the then-current term (including any automatic renewal pursuant to Section 3) of Executive's employment discounted to present value at the prime rate of interest in effect on the date of such termination, as reported in The Wall Street Journal.

                  8. Disability.

                           8.1 Effect of Disability. In the event that during
the term of employment Employee shall become disabled so that he is unable to perform his duties hereunder, the compensation herein provided shall continue to be paid until PREIT exercises its rights of termination set forth herein. Should the disability continue for more than six (6) consecutive months or should such disability exist for more than nine (9) months in any twelve (12) month period, PREIT shall have the right to terminate the term of employment, without further liability to pay compensation hereunder, by giving Employee thirty (30) days notice of its intention to do so. If Employee shall resume his duties within thirty (30) days after such notice is given and shall perform such duties on a regular basis for three (3) consecutive months thereafter, the term of employment shall continue in full force and effect and the notice of intention to terminate shall have no further force or validity; otherwise, the term of employment shall terminate at the end of such thirty (30) day period or, if applicable, upon the recurrence of disability during the three (3) month period.

                           8.2 Determination of Disability. Employee shall be
deemed disabled for purposes of this Agreement either (I) if he is deemed disabled for purposes of any disability policy, group or individual, paid for by PREIT and at the time in effect, or (ii) if no such disability policy is then in effect, by an independent referee licensed to practice medicine selected by the Board of Trustees of PREIT and approved by Employee or in the event that PREIT

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and Employee are unable to agree on a single referee, then by a panel of three
(3) independent referees licensed to practice medicine, one of whom shall be selected by the Board of Trustees, one by Employee and the third by the other two (2) referees.

                           8.3 Clarification. Employee shall not be entitled to
the benefits of Sections 8.1 and 8.2 hereof if he should become disabled after his employment has been terminated pursuant to the provisions of Section 6.1 hereof.

                  9. Additional Benefits.

                           9.1 Employee shall be entitled to receive benefits
generally equivalent to those presently provided to him in the course of his employment with PREIT and such additional benefits as may be provided to a majority of the other executive employees of PREIT, including, without limitation, participation in the PREIT incentive compensation plan in accordance with the terms of the plan.

                           9.2 Employee shall be entitled to paid vacation in
accordance with past practice in this regard.

                  10. Trade Secrets; Confidential Information. In the event that, during the course of his employment hereunder, Employee shall obtain information concerning trade secrets or other matters confidential to the business of PREIT, Employee agrees not to disclose any such information, during or after his term of employment, to any person, firm, corporation or other entity for any reason whatsoever.

                  11. Restrictive Covenant. During the term set forth in Section 3 of this Agreement, unless PREIT shall have willfully failed to comply with its material obligations to Employee hereunder, which failure shall persist after notice thereof, Employee shall not, directly or indirectly, engage in rendering of service to, act on behalf of, be connected with, furnish consulting services to, or be employed by, any real estate investment trust (other than PREIT or an affiliate or subsidiary of PREIT) or any person, corporation, partnership or other entity within a one hundred (100) mile radius of the principal office of PREIT, which invests, directly or through partnerships, corporations or other entities in shopping centers or apartment complexes.

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                  12. Notices. Any notice required, permitted or referred to under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                           If to Employee:

                                    Mr. Raymond J. Trost
                                    495 Lamont Street
                                    Philadelphia, PA  19128

                           If to PREIT:

                                    Pennsylvania Real Estate Investment Trust
                                    455 Pennsylvania Avenue, Suite 135
                                    Fort Washington, Pennsylvania  19034
                                    Attention:  Jonathan B. Weller, President

The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by a similar notice to be effective ten (10) days after such change designation is supplied.

                  13. Binding Effect. This Agreement and all of the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, administrators and assigns.

                  14. Location of Employment. Employee's place of employment shall remain in Fort Washington or in Pennsylvania within a twenty (20) mile radius of Philadelphia.

                  15. Severability. If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.


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                  16. Headings. The section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement.

                  17. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  18. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, if any, with respect to such subject matter and there are no agreements other than those set forth, provided for, or referred to herein. This Agreement may not be amended or modified orally, nor may its provisions be waived orally, but such may be done only in writing, signed by the party against whom enforcement of any amendment, modification or waiver is sought.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        PENNSYLVANIA REAL ESTATE
                                        INVESTMENT TRUST


                                        By: /s/ Jonathan B. Weller
                                           ----------------------------------
                                                Jonathan B. Weller, Trustee



                                        EMPLOYEE


                                        /s/ Raymond Trost
                                        ---------------------------
                                        Raymond Trost


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